Exhibit 10.20

SUBSCRIPTION AGREEMENT

June __, 2007

Vein Associates of America, Inc.
400 International Parkway, Suite 100

Heathrow, Florida 32746

Gentlemen:

1.     Subscription. The purchaser set forth on the signature page hereto (the “Purchaser”) hereby agrees to purchase (the “Purchase”) from Vein Associates of America, Inc. (the “Company”) the number of Preferred Units (the “Preferred Units”) set forth opposite each Purchaser’s name on the signature page hereto. Each Preferred Unit consists of one hundred (100) shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) and a warrant (the “Warrant”) to purchase five hundred thousand (500,000) shares of the Company’s common stock, par value $0.001 (the “Common Stock”), at a price of $50,000 per Preferred Unit. The Company may issue up to $1,500,000 of Preferred Units in this offering (this “Offering”). The Company may also sell up to an additional $500,000 in Preferred Units, representing an over-allotment allowance in the event this Offering is oversubscribed. This Subscription Agreement, together with the Articles of Amendment relating to the Series B Preferred Stock, the form of Warrant, and the Investor Rights Agreement constitute the “Transaction Documents” for this Offering. The Transaction Documents are included as an exhibit to the Confidential Information Memorandum relating to the Offering dated May 31, 2007 (together with its exhibits and amendments, the “Memorandum”).

2.     Purchase and Sale.

(A)     The Preferred Units will be offered for sale until June 29, 2007, unless the Company determines to extend the Offering in its sole discretion to July 31, 2007 (the “Termination Date”).

(B)     Contemporaneously with the execution of this Subscription Agreement, the Purchaser shall pay the full amount of the purchase price of the Preferred Units by wire transfer of immediately available funds to an escrow account to be held with the Bank of North Georgia (the “Escrow Agent”).

(C)     The Company may hold an initial closing (“Initial Closing”) at any time after the receipt of accepted subscriptions prior to the Termination Date. After the Initial Closing, subsequent closings with respect to additional Preferred Units may take place at any time prior to the Termination Date as determined by the Company, with respect to subscriptions accepted by the Company prior to the Termination Date (each such closing, together with the Initial Closing, being referred to as a “Closing”). The last Closing of the Offering, shall occur upon the earlier of (i) the Company receiving subscriptions in the aggregate amount of $1,500,000 (provided, that the Company may accept over-allotment subscriptions for $500,000 in its sole discretion) or (ii) the Termination Date (the “Final Closing”). Any subscription documents or funds received after the Final Closing will be returned, without interest or deduction. Notwithstanding the foregoing, the Company in its sole discretion shall have the right to elect to not sell to any Purchaser any or all of the Preferred Units requested to be purchased by such Purchaser, provided that the Company must return or cause the Escrow Agent to return to such Purchaser any applicable amount of such Purchaser’s Subscription Amount (as calculated on the signature page hereto) relating to the Preferred Units the Company has elected not to sell to such Purchaser.

3.     Representations and Warranties.

(A)     The Company hereby represents and warrants to the Purchaser that the following representations are true as of the date hereof.

(a)     The Company, a Florida corporation, has been duly organized and is validly existing and in good standing under the laws of State of Florida. The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction where the location of the entity’s properties or the conduct of its business makes such qualification necessary.

(b)     The Company possesses all requisite power and authority to conduct its business as presently conducted and as proposed to be conducted, to enter into and perform its obligations under this Subscription Agreement and to issue, sell and deliver the Preferred Units. The execution and delivery of the Subscription Agreement has been duly authorized. This Subscription Agreement has been duly executed and delivered and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)     None of the execution and delivery of, or performance by the Company under the Subscription Agreement or the consummation of the transactions herein contemplated conflicts with or violates, or will result in the creation or imposition of any lien, charge or other encumbrance upon any of the assets of the Company under any agreement or other instrument to which the Company is a party or by which the Company’s assets may be bound, any term of the articles of incorporation or bylaws of the Company, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company and any of its assets.

(d)     Immediately prior to the consummation of the Purchase, the Company had 44,321,700 shares of Common Stock, 41,334,898 shares of Series A Preferred Stock, and no shares of Series B Preferred Stock, issued and outstanding. All outstanding equity securities of the Company are duly authorized, validly issued and outstanding, fully paid and nonassessable. Except as set forth in Schedule 3(A)(d), as of the date hereof: (i) there are no outstanding options, equity subscription agreements, warrants or other rights permitting or requiring the Company or others to purchase or acquire any equity securities of the Company, or to pay any dividends or make any other distribution in respect thereof; (ii) there are no securities issued or outstanding that are convertible into or exchangeable for any of the foregoing and there are no contracts, commitments or understandings, including employment agreements, consulting agreements, and financing or business arrangements, to issue or grant any such option, warrant, right or convertible or exchangeable security; (iii) there are no voting trusts or other contracts, commitments, understandings, arrangements or restrictions with respect to the ownership, voting or transfer of securities of the Company, including without limitation, any preemptive rights, rights of first refusal, proxies or similar rights; and (iv) no person holds a right to require the Company to register any securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or to participate in any such registration.

(e)     The shares of Series B Preferred Stock, the Warrants, the shares of Common Stock into which the Series B Preferred Stock are convertible (“Shares”) and the shares of Common Stock into which the Warrants are exercisable (“Warrant Shares”) have been duly authorized and, when issued and delivered against payment therefor as provided in the Transaction Documents, will be validly issued, fully paid and nonassessable and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company other than as provided in the Transaction Documents.

(f)     No consent, authorization or filing with any court or governmental authority is required in connection with the issuance of the Preferred Units, except for required filings with the Securities and Exchange Commission and applicable “Blue Sky” or state securities commissions relating to the Purchase.

(g)      The Company has obtained all requisite licenses, permits and other governmental authorization necessary to conduct its business as presently, and as proposed to be, conducted except where failure to do so would not materially or adversely affect the transactions contemplated by this Subscription Agreement or the enforceability thereof.

(h)     Except as provided in Schedule 3(A)(h), there exists no default by the Company or to the Company’s knowledge any other party for the due performance under any material agreement to which the Company is a party or to which the Company’s assets is subject (collectively, the “Company Agreements”). All Company Agreements are valid, binding and in full force and effect and are enforceable by the Company in accordance with their terms.

(i)     Except as provided in Schedule 3(A)(i), to the Company’s knowledge, there are no actions, proceedings, claims or investigations, before or by any court or governmental authority, pending or threatened against the Company, or involving its assets or involving any of either of its officers or directors.

(j)     The Company is not in violation of: (i) its articles of incorporation or bylaws; (ii) any indenture, mortgage, deed of trust, note or other agreement or instrument to which the Company is a party or by which the Company is or may be bound or to which any of its assets may be subject; (iii) any statute, rule or regulation currently applicable to the Company; or (iv) any judgment, decree or order applicable to the Company, except where such violation would not have a material adverse effect on the Company.

(k)     The Company does not own any real property in fee simple and the Company has good and marketable title to all property (personal, tangible and intangible) owned by it, free and clear of all security interests, liens and encumbrances.

(l)     The Company owns all right, title and interest in, or possesses adequate and enforceable rights to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes, formulations, software and source and object codes necessary for the conduct of its business (collectively, the “Intangibles”). To the Company’s knowledge, the Company has not infringed upon the rights of others with respect to the Intangibles and the Company has not received written notice that it has or may have infringed or is infringing upon the rights of others with respect to the Intangibles, nor has the Company received any notice of conflict with the asserted rights of others with respect to the Intangibles.

(m)     The Company maintains policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are, in the Company’s judgment, reasonable for its business and assets. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the date hereof), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

(n)     The Company has offered the Preferred Units for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3(B), no registration under the Securities Act is required for the offer and sale of the Preferred Units by the Company to the Purchaser as contemplated hereby. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Offering to be integrated with prior offerings by the Company for purposes of the Securities Act, other than an offering to "accredited investors" in an offering that to the Company's knowledge was conducted in compliance with Regulation D under the Securities Act. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Preferred Units by any form of general solicitation or general advertising.

(o)     All disclosures furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby and in the Memorandum is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No material transactions with affiliates or employees of the Company exist other than those described in the Memorandum. Other than as disclosed in the Memorandum, the Company has no knowledge of any event or condition that would have a material adverse effect on the Company or its business or operations.

(p)     The financial data and disclosures included in the Memorandum fairly present, in all material respects, the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof, subject to any audit adjustments that may be required, and the Company has not incurred any liabilities (other than trade payables and accrued expenses in the ordinary course of business consistent with past practices) or issued any equity securities since the date of such financial data and disclosures, other than as disclosed in the Memorandum.

(B)     The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

(a)     The Preferred Units are not registered under the Securities Act or any state securities laws. The Purchaser understands that the offering and sale of the Preferred Units is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement.

(b)     The Purchaser and the Purchaser’s attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, the “Advisers”), have received the Memorandum and all documents reasonably requested by the Purchaser, if any, have carefully reviewed them and understand the information contained therein, and the Purchaser and the Advisers, if any, prior to the execution of this Subscription Agreement, have had access to the same kind of information as would be available in a registration statement filed by the Company under the Securities Act.

(c)     All documents, records, and books pertaining to the investment in the Preferred Units have been made available for inspection by such Purchaser and the Advisers, if any.

(d)     The Purchaser and the Advisers, if any, have had an opportunity to ask questions of and receive answers from persons acting on behalf of the Company concerning the offering of the Preferred Units and the business and financial condition of the Company, and all such questions have been answered to the full satisfaction of the Purchaser and the Advisers, if any.

(e)     In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) other than as contained in the Memorandum and documents or answers to questions so furnished to the Purchaser or the Advisers by the Company.

(f)     The Purchaser is unaware of, is in no way relying on, and did not become aware of the Preferred Units through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio and is not subscribing for Preferred Units and did not become aware of the Preferred Units through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally.

(g)     The Purchaser, together with its Advisers, as the case may be, has such knowledge and experience in financial, tax, and business matters and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Purchase to evaluate the merits and risks of an investment in the Preferred Units and the Company and to make an informed investment decision with respect thereto.

(h)     The Purchaser is not relying on the Company or any of its employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Preferred Units and the Purchaser has relied on the advice of, or has consulted with, only its own Advisers.

(i)     The Purchaser is acquiring the Preferred Units solely for such Purchaser’s own account for investment purposes only and not with a view to resale or distribution thereof, in whole or in part. The Purchaser has no agreement or arrangement with any person to sell or transfer all or any part of the Preferred Units and the Purchaser has no plans to enter into any such agreement or arrangement.

(j)     The Purchaser must bear the substantial economic risks of the investment in the Preferred Units indefinitely because none of the Preferred Units, including the underlying Series B Preferred Stock, Warrants, Shares and Warrant Shares, may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends will be placed on the shares of Series B Preferred Stock, the Warrants the Shares and the Warrant Shares, to the effect that they have not been registered under the Securities Act or applicable state securities laws in substantially the following form:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE/CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS PURCHASE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

(k)     The Purchaser is aware that it will be required to bear the financial risks of this investment for an indefinite period of time and the Purchaser has adequate means of providing for the Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Preferred Units for an indefinite period of time.

(l)     The Purchaser is aware that an investment in the Preferred Units involves a number of significant risks and, in particular, acknowledges that the Company is a recently formed entity and has a limited operating history.

(m)     The Purchaser is an “accredited investor” as defined under the Securities Act, as described in the Accredited Investor Questionnaire attached hereto as Annex I.

(n)     The Purchaser represents that (i) if an entity, it was not formed for the specific purpose of acquiring the Preferred Units (or that if it was, that each equityholder is an “accredited investor”), (ii) if an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (iii) if an entity, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, (iv) it has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Preferred Units, (v) the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action and (vi) this Subscription Agreement has been duly executed and delivered on behalf of Purchaser and is a legal, valid and binding obligation of Purchaser. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

(o)     The Purchaser and the Advisers, if any, have had the opportunity to obtain any additional information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in all documents received or reviewed in connection with the purchase of the Preferred Units and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition and business of the Company deemed relevant by the Purchaser or the Advisers, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Purchaser and the Advisers, if any.

(p)     The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities and is knowledgeable about investment considerations in early stage companies. The Purchaser, or its equityholders, has a sufficient net worth to sustain a loss of his entire investment in the Company in the event such a loss should occur. Each Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of its or its equityholders’ net worth and financial circumstances and the purchase of the Preferred Units will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser or its equityholders.

(q)     The Purchaser is satisfied that it has received adequate information with respect to all matters which it or its Advisers, if any, consider material to its decision to make this investment.

(r)     The Purchaser acknowledges that any estimates or forward-looking or similar statements provided to the Purchaser were prepared by the Company in good faith but that the attainment of any such estimates or forward-looking or similar statements cannot be guaranteed by the Company and should not be relied upon.

(s)     Promptly after receipt of a request from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

(t)     The Purchaser acknowledges that the Preferred Units have not been recommended nor approved by any federal or state securities commission or regulatory authority. In making an investment decision a purchaser must rely on its own examination of the Company and the terms of the Purchase, including the merits and risks involved. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this Subscription Agreement. Any representation to the contrary is a criminal offense. The Preferred Units are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and the applicable state securities laws, pursuant to registration or exemption therefrom.

(u)     The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at <http:/www.treas.gov/ofac> before making the following representations. The Purchaser represents that the amounts invested by it in the Company were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(v)     To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations. The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the Purchaser’s redemption rights, if any, if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company.

(w)     To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

________________

1      These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

2     A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3     “Immediate family” of a senior foreign political figure typically includes the figures parents, siblings, spouse, children and in-laws.

4     A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(x)     If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

4.     Reservation of Shares. The Company’s authorized and unreserved Common Stock is currently insufficient for the Company to reserve all of the shares of Common Stock required for issuance of the Shares and Warrant Shares. The Company will request that its authorized Common Stock be increased as soon as reasonably practicable. If the increase in authorized Common Stock is approved and effected, the Company will immediately thereafter reserve a number of shares of Common Stock required for issuance of Shares and Warrant Shares not already reserved.

5.     Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

6.     Modification. This Subscription Agreement shall not be modified or waived except by a written instrument signed by the party against whom any such modification or waiver is sought.

7.     Notices. Any notice or other communication requiredor permitted to be given hereunder shall be in writing and given or made (a) by personal delivery, (b) by facsimile with evidence of receipt, (c) by electronic mail (e-mail) or (d) by recognized overnight courier service at the address(es), (x) if to the Company, as indicated on the first page of this Subscription Agreement, (y) if to the Purchaser, as indicated on the signature page hereto, or at such other address as any party hereto may subsequently furnish in writing to the other party.

8.     Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Preferred Units shall be made only in accordance with all applicable laws.

9.     Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Subscription Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

10.     Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. The term “person” used herein shall be deemed to refer to an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or other entity of any kind, as applicable.

11.     Confidentiality. The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from or about the Company, not otherwise in the public domain, was received in confidence. The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person(s), or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties. The Company confirms that, upon the filing of the Company’s first registration statement pursuant to the Securities Act, the Purchaser shall no longer be privy to any material non-public information, unless the Purchaser has expressly entered into a written agreement with the Company consenting to receipt and limitation on use of material non-public information of the Company.

12.     Miscellaneous.

(a)     This Subscription Agreement constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b)     The parties’ representations and warranties made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Preferred Units.

(c)     Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)     This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a scanned signature, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or scanned signature page were an original thereof.

(e)     Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision(s) hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f)     Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

(g)     This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(h)     The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

(i)     The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Subscription Agreement as of the date first above written.

VEIN ASSOCIATES OF AMERICA, INC. By: ________________________________ Name: Eric Luetkemeyer Title: President and Chief Executive Officer
PURCHASER: __________________________________________ Name of Investor (Print)	____________________________________ Name of Joint Investor (if any) (Print)
__________________________________________ Signature of Investor	____________________________________ Signature of Joint Investor (if any)
__________________________________________ Capacity of Signatory (for entities)
__________________________________________ Social Security or Taxpayer Identification Number
__________________________________________ Subscription Amount:	# Units ($50,000 / Unit):_________________
# Series B Preferred (100 / Unit):______________	# Warrants (500,000 / Unit):______________
Investor Contact Information: __________________________________________ Street Address	__________________ Telephone	_________________ Fax
___________________________ City State Zip Code	____________________________________ Email
Instructions for Delivery of Securities:
Deposit to my Westminster brokerage account	Deliver to an alternate address:
Deliver to the address above	____________________________________ ____________________________________
Broker: Westminster Rep:_______________________	Other Rep:____________________________

ANNEX I - ACCREDITED INVESTOR QUESTIONNAIRE

The undersigned hereby refers to the Subscription Agreement executed and delivered to Vein Associates of America, Inc. (the “Company”) by the undersigned as of the date herewith. The undersigned hereby represents and warrants to the Company that such individual or entity meets at least one of the tests below for an “accredited investor” (as defined in Regulation D of the Securities Act of 1933, as amended).

The undersigned qualifies as an Accredited Investor pursuant to the following (check one):

☐ The undersigned is an individual who is a director or executive officer of Vein Associates of America, Inc. An “executive officer” is the president, a vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for the Company.

☐ The undersigned is an individual that (1) had individual income of more than $200,000 in each of the two most recent fiscal years and reasonably expects to have individual income in excess of $200,000 in the current year, or (2) had joint income together with the undersigned’s spouse in excess of $300,000 in each of the two most recent fiscal years and reasonably expects to have joint income in excess of $300,000 in the current year. “Income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (i) any tax exempt interest income under Section 103 of the Internal Revenue Code (the “Code”) received, (ii) any losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040, (iii) any deduction claimed for depletion under Section 611 of the Code or (iv) any amount by which income has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code. In determining personal income, however, unrealized capital gains should not be included.

☐ The undersigned is an individual with individual net worth, or combined net worth together with the undersigned’s spouse, in excess of $1,000,000. “Net worth” means the excess of total assets at fair market value, including home, home furnishings and automobiles, over total liabilities.

☐  The undersigned is a Trust with total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring securities of Vein Associates of America, Inc, and the purchase of the securities is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of the prospective investment in such securities.

☐ The undersigned is a corporation, partnership, limited liability company or limited liability partnership that has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring securities of Vein Associates of America, Inc.

☐  The undersigned is an entity in which all of its equity owners are Accredited Investors.

_______________________________________ Name of Investor (Print)	____________________________________ Name of Joint Investor (if any) (Print)
_______________________________________ Signature of Investor	____________________________________ Signature of Joint Investor (if any)
_______________________________________ Capacity of Signatory (for entities)	____________________________________ Date

Schedule 3(A)(d)

Capitalization

	Issued and Outstanding	Converted into Common Shares	Exercise / Conversion Price
Security				Percentage

Common Stock	44,321,700	44,321,700	-	13.42%

Stock Grants	90,000	90,000	-	0.03%

Warrants:
	-	50,000	$1.00
	-	350,000	$0.16
	-	325,000	$0.16
	-	325,000	$0.24
	-	2,000,000	$0.20
	-	50,000	$0.24
	-	2,777,778	$0.07
	-	250,000	$1.00
Sub-total warrants		6,127,778		1.85%

Series A Preferred	41,334,898	97,834,068	-	29.61%

Series A – Reserved for liquidated damages	-	32,021,309	-	9.69%

Series A – Warrants	-	20,000,000	$0.00	6.05%

Series B – Reserved for issuance (3)	-	30,000,000	$0.05	9.08%

Series B – Reserved for warrant conversion (3)	-	15,000,000	$0.10	4.54%

Reserved for clinic acquisitions	-	30,000,000	-	9.08%

Reserved for employee stock option plan	-	54,400,000	(1)	16.47%

Non-employee options	-	500,000	$0.18 - $0.28	0.15%

Employee options vested	-	100,000 (2)	$0.40	0.03%

		330,394,855		100.00%

(1)     Exercise price per option to be assigned at time of award.

(2)      Under an Employee Agreement dated May 1, 2006 with James Isobe, we agreed to issue options to purchase 500,000 shares of our common stock, vesting 20% each year for 5 years. These options are exercisable at $0.40 per share and will expire automatically upon the earlier of 5 years after vesting or the date we cease to employ Dr. Isobe. The first 100,000 options vested on May 1, 2007.

(3)      Does not include up to an additional 10,000,000 shares issuable from Series B and 5,000,000 shares issuable from Series B warrants in the event the Company elects to sell its over-allotment allowance.

Schedule 3(A)(d) (continued)

Under a Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) with Barron Partners LP and certain other investors (together, the “Series A Investors”) dated March 20, 2006 and the related Registration Rights Agreement, the Series A Investors have rights to receive certain liquidated in either cash or Series A Preferred Stock of the Company.

Under a lock-up agreement dated March 27, 2006, Joseph Morgan agreed not to sell any shares of Common Stock and transfer to Mr. Luetkemeyer, the Company’s CEO, the right to vote the shares of Common Stock beneficially owned, until the termination of any criminal investigation, proceeding, or prison sentence.

Under Promissory Notes dated March 23, 2007 and March 27, 2007, issued to John O’Shea and Daniel Harvey, Mr. O’Shea has a right to convert the principal balance and any accrued and unpaid interest and Mr. Harvey the principal, into Preferred Units in accordance with price per Preferred Unit set forth herein.

Under the Preferred Stock Purchase Agreement, the Series A Investors have a right to participate in any subsequent funding by the Company on a pro rata basis at 100% of the offering price.

Under a Registration Rights Agreement dated March 20, 2006 between the Company and the Series A Investors and the Registration Rights Agreement dated February 15, 2006 between the Company and ABS SOS-Plus Partners Ltd., the Company is required to file a registration statement or registration statements under the 1933 Act to register shares of Common Stock.

Schedule 3(A)(h)

Defaults

The Company has failed to provide monthly financial statements in accordance with Section 6.1(b) of the Loan and Security Agreement among the Company, Vein Associates, PA, Vein Associates Inc., Vein Associates, Professional Association, and ABS SOS-PLUS Partners Ltd.

Schedule 3(A)(i)

Legal Proceedings

1.    Landlord Dispute –

On May 18, 2007 the Company received a summons and complaint from its landlord in Tampa, Florida demanding past due rent and return of the rental space. The Company has 20 days from the date of service to respond or remediate the claim. We have had no medical operations at this location since November 2006.

2.     Vendor Dispute –

On March 21, 2007 the Company received a Notice of Hearing from a vendor for advertising expenses incurred in 2006. The matter has been postponed several times. The Company expects that the newspaper will be awarded a judgment related to this matter in an amount less then $23,000. To date we have been unsuccessful in negotiating a payment plan satisfactory to both sides.

3.     Other Litigation -

The Company is involved in litigation arising in the ordinary course of business. While the ultimate outcome of these matters is not presently determinable, it is the opinion of management that the resolution of outstanding claims will not have a material adverse effect on the financial position or results of operations of the Company.